Exhibit 99.1

BioCardia Reports Fourth Quarter and Full Year 2022 Business Highlights and Financial Results

SUNNYVALE, Calif. – March 29, 2023 -  BioCardia®, Inc. [Nasdaq: BCDA], a developer of cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today reported financial results for the year ended December 31, 2022 and filed its annual report on Form 10-K for the year ended December 31, 2022 with the Securities and Exchange Commission. The Company will also hold an update conference call at 4:30 PM ET today in which it will discuss business highlights with call details below.

“I am tremendously proud of the BioCardia team and its clinical partners for the regulatory, reimbursement and clinical progress we have made over the last year,” said BioCardia CEO Peter Altman, Ph.D. “We are now advancing four novel autologous and allogeneic cell therapies in clinical studies, each of which is delivered locally to the heart or the lungs, where they are intended to stimulate natural reparative processes and reduce inflammation. This year holds the potential for catalysts that could dramatically improve our prospects, timetable, and attractiveness as a business. We are excited about what the future holds and are grateful for the opportunity in front of us to create an entirely new class of heart failure treatments with the potential to transform cardiovascular and pulmonary care.”

RECENT BUSINESS HIGHLIGHTS:

CardiAMP® Cell Therapy for Heart Failure (FDA Breakthrough Device Designation) and Chronic Myocardial Ischemia

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The CardiAMP Cell Therapy Heart Failure Trial (BCDA-01) is a Phase III, 260-patient randomized controlled clinical study intended to provide the primary data to support safety and efficacy in pursuit of market clearance. Data published to date has shown improved functional capacity and quality of life in treated patients. Blinded echocardiography data on the open label roll-in cohort from the core laboratory presented at the American College of Cardiology Annual Meeting in March 2023 showed a 35% improvement in left ventricular ejection fraction over baseline, with 100% survival at two years. Clinical investigators at 22 active partner sites across the United States and Canada have enrolled 119 patients to date, with 10 additional control patients having crossed over to receive therapy after completing their 2-year follow-up study visit. The independent Data Safety Monitoring Board (DSMB) completed its fifth and sixth prespecified data reviews in 2022, including a risk-benefit assessment with more than 100 patients past the primary clinical readout. Following the review, the DSMB indicated that it had no significant safety concerns and recommended that the study continue as designed. The DSMB supported the Company’s implementation of an adaptive statistical analysis plan (SAP), which could enable an early readout for study treatment efficacy. The Company submitted a proposed design to the FDA for an adaptive SAP in February 2023 and has a meeting scheduled to discuss the FDA’s comments on March 31, 2023.

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The CardiAMP Cell Therapy Chronic Myocardial Ischemia Trial (BCDA-02) is a Phase III, multi-center, randomized, double-blinded, controlled study of up to 343 patients at up to 40 clinical sites, designed to provide the primary support for the safety and efficacy in pursuit of market clearance. This trial has been activated at two clinical sites to date and two patients have been treated. A sufficient number of patients to complete the open label roll-in cohort have already been consented. It is anticipated that this trial will report out the open label roll-in cohort results in 2023. Trial design modifications to enhance enrollment efficiency for the randomized cohort are being planned for submission to FDA.

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In May 2022, the United States Center for Medicare and Medicaid Services issued Code C9782 for the CardiAMP Cell Therapy procedure, allowing reimbursement up to $20,000 for autologous bone marrow harvesting and preparation for transplantation, left heart catheterization including ventriculography, all laboratory services, and all imaging. The code is applicable for the study procedure for both the treatment and control arms of CardiAMP Cell Therapy Heart Failure Trial (BCDA-01) and the CardiAMP Cell Therapy Chronic Myocardial Ischemia Trial (BCDA-02).

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In July 2022, the Company had its second consultation with Japan’s Pharmaceutical and Medical Device Agency regarding potential approval of the CardiAMP Cell Therapy System for the treatment of ischemic heart failure based on existing data. After working with distinguished physician leaders, BioCardia expects to complete its formal submission for Japanese approval in the second quarter of 2023.

Allogeneic Cell Therapy for Ischemic Heart Failure with Reduced Ejection Fraction (HFrEF) and Acute Respiratory Distress Syndrome (ARDS)

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The Company’s second therapeutic platform is the investigational culture expanded bone marrow derived allogeneic, Neurokinin-1 Receptor Positive mesenchymal stem cells (NK1R+ MSC). These are “off the shelf” cells from young healthy donors intended to be expanded to produce many doses for many patients. The NK1R+ cells are particularly interesting as NK1 is the primary receptor for Substance P, an important neuropeptide mediator of inflammation which plays a central role in both heart failure and regenerative processes following myocardial injury.

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The Allogeneic NK1R+ MSC Trial in HFrEF (BCDA-03) is a Phase I/II, multi-center, randomized, double-blinded, controlled study of up to 69 patients, designed to assess the safety and efficacy of this therapeutic candidate. The investigational New Drug Application was approved by FDA In December 2022. The trial is designed for patients with New York Heart Association Class II and III ischemic HFrEF whose own cell composition makes them ineligible for the Company’s Phase III CardiAMP Heart Failure Trial studying autologous cell therapy. Clinical-grade allogeneic cells have been manufactured and are ready for use, and the cells will be delivered by our proprietary delivery system. We expect to begin enrolling patients in the second quarter of 2023.

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The Allogeneic NK1R+ MSC Trial in ARDS (BCDA-04) is a Phase I, multi-center, open label study of up to nine patients. In April 2022, the FDA approved the IND for the study of this allogeneic cell therapy for ARDS caused by COVID. While the number of patients with COVID-induced ARDS has decreased, ARDS, unrelated to COVID, is still significantly impacting patients. The Company intends to work with the FDA to modify the study eligibility criteria to include these patients. In this trial, increasing dosages of the cells will initially be evaluated, and then the optimal dose will be taken to Phase II in a randomized study in adult patients recovering from ARDS. This therapy is intended to address the enormous unmet need of sustained local and systemic inflammation after a patient is taken off respiratory support, with the goals of accelerating recovery, enhancing survival, and reducing both relapse and rehospitalization. Clinical-grade cells have been manufactured at our facility and are available for use in this study. This ARDS trial is expected to commence following the initiation of the trial studying these allogeneic MSC cells for HFrEF.

Business Development

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BioCardia’s minimally invasive Helix Biotherapeutic Catheter Delivery System (Helix) delivers therapeutics into the heart muscle with a penetrating helical needle from within the heart. It enables local delivery of cell and gene-based therapies, including our own cell therapies, to treat cardiovascular indications. Publications have shown it to be safer and more efficient than other delivery systems. The Helix system is CE marked in Europe and is under investigational use in the United States. The Helix design has served as a platform for the Company’s development of a number of transendocardial delivery systems available to partners.

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In August 2022, the Company entered into an agreement with BlueRock Therapeutics LP for the delivery of BlueRock’s cell therapy product candidates for the treatment of heart failure utilizing BioCardia’s biotherapeutic delivery product candidates.

●	In parallel with our efforts to obtain regulatory approval for CardiAMP Cell Therapy in Japan, we are in discussions with potential distribution partners for Helix in Japan.

2022 FINANCIAL RESULTS:

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Revenues increased to $1.4 million in 2022, compared to $1.0 million in 2021, due primarily to increased revenue from new and existing collaborative partners and fulfillment of performance obligations.

●	Research and development increased to $8.8 million in 2022, compared to $8.6 million in 2021, primarily due to increased expenses in support of the CardiAMP Heart Failure Trial.

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Selling, general and administrative expenses decreased to $4.4 million in 2022, compared to $5.1 million in 2021, primarily due to lower professional fees, stock-based compensation expense and rent expense.

●	Our net loss was $11.9 million in 2022, compared to $12.6 million in 2021.

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Net cash used in operations was approximately $10.6 million in 2022, compared to $10.4 million in 2021. The Company ended the year with cash and cash equivalents totaling $7.4 million, providing runway into the third quarter of 2023.

ANTICIPATED UPCOMING MILESTONES AND EVENTS:

●	BCDA-01: CardiAMP Cells Therapy in ischemic HFrEF Phase III Trial

o	Q2 2023: DSMB review in the CardiAMP Cell Therapy Heart Failure Trial, potentially utilizing an Adaptive SAP, which could enable an early efficacy readout

o	Q2 2023: Submission for approval to Japan’s Pharmaceutical and Medical Device Agency

●	BCDA-02: CardiAMP Cell Therapy in Chronic Myocardial Ischemia Phase III trial

o	Q4: 2023: Roll-in cohort top line safety data presentation

●	BCDA-03: NK1R+ MSC Allogeneic Cell Therapy in ischemic HFrEF Phase I/II Trial

o	Q2 2023: First patient enrolled

●	BCDA-04: NK1R+ MSC Allogeneic Cell Therapy in ARDS Phase I/II Trial

o	Q4 2023: First patient enrolled

Following management’s formal remarks, there will be a question-and-answer session.

Participants can register for the conference by navigating to https://dpregister.com/sreg/10176505/f628d93f3b. Please note that registered participants will receive their dial-in number upon registration. For those who have not registered, to listen to the call by phone, interested parties within the U.S. should call 1-833-316-0559 and international callers should call 1-412-317-5730. All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the BioCardia call. The conference call will also be available through a live webcast, which can be accessed through the following link:  https://event.choruscall.com/mediaframe/webcast.html?webcastid=UglsZgDF., which is also available through the company’s website.

A webcast replay of the call will be available approximately one hour after the end of the call through June 29, 2023 at the above links. A telephonic replay of the call will be available through April 12, 2023 and may be accessed by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using access code 9731926.

ABOUT BIOCARDIA®

BioCardia, Inc., headquartered in Sunnyvale, California, is a developer of two biotherapeutic platforms – the CardiAMP autologous bone marrow derived mononuclear cell therapy for cardiovascular indications, and the NK1R+ allogeneic bone marrow derived mesenchymal stem cell therapy for cardiovascular and pulmonary diseases. These platforms underly four product candidates, each with the potential to meaningfully benefit millions of patients. Three of BioCardia’s investigational therapies are enabled by the Company’s proprietary biotherapeutic delivery platform, which the Company also selectively licenses to other biotherapeutic development firms. The CardiAMP Cell Therapy Heart Failure Trial has been supported financially by the Maryland Stem Cell Research Fund and the Center for Medicare and Medicaid Services.  For more information visit: www.BioCardia.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references to the enrollment of our clinical trials, the availability of data from our clinical trials, filings with the FDA and Japan’s Pharmaceutical and Medical Device Agency, FDA and Japanese product clearances, the efficacy and safety of our products and therapies, preliminary conclusions about new data, the achievement of any of the anticipated upcoming milestones, our positioning for growth or the market for our products and therapies, statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations. Such risks and uncertainties include, among others, the inherent uncertainties associated with developing new products or technologies, regulatory approvals, unexpected expenditures, the ability to raise the additional funding needed to continue to pursue BioCardia’s business and product development plans, the ability to enter into licensing and partnering arrangements and overall market conditions. We may find it difficult to enroll patients in our clinical trials due to many factors, some of which are outside of our control. Slower than targeted enrollment could delay completion of our clinical trials and delay or prevent development of our therapeutic candidates. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 29, 2023, under the caption titled “Risk Factors.” BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:
Anne Laluc, Marketing
Email: alaluc@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120

BioCardia, Inc.

Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Year ended December 31,
	2022	2021
Revenue:
Net product revenue	$3	$1
Collaboration agreement revenue	1,349	1,014
Total revenue	1,352	1,015
Costs and expenses:
Research and development	8,834	8,558
Selling, general and administrative	4,419	5,087
Total costs and expenses	13,253	13,645
Operating loss	(11,901)	(12,630)
Other income (expense):
Total other income (expense), net	(6)	7
Net loss	$(11,907)	$(12,623)

Net loss per share, basic and diluted	$(0.67)	$(0.75)

Weighted-average shares used in computing net loss per share, basic and diluted	17,720,972	16,917,664

BioCardia, Inc.
Selected Balance Sheet Data
(amounts in thousands)

	December 31,	December 31,
	2022(1)	2021(1)

Assets:
Cash and cash equivalents	$7,363	$12,872
Other current assets	501	609
Property, plant and equipment and other noncurrent assets	1,929	2,237
Total assets	$9,793	$15,718
Liabilities and Stockholders’ Equity
Current liabilities	$3,585	$3,712
Operating lease liability - noncurrent	1,316	1,631
Total stockholders’ equity	4,892	10,375
Total liabilities and stockholders’ equity	$9,793	$15,718

(1)  December 31, 2022 and 2021 amounts were derived from the audited Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission on March 29, 2023.